CERTIFICATIONS

I, Don Gayhardt, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of CURO Group Holdings Corp.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 12, 2020

By: __/s/ Don Gayhardt___________
Don Gayhardt
President and Chief Executive Officer